UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 23, 2009 (October 23, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of	(Commission File Number) incorporation)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Management Presentation on Restructuring Plan

     This Current Report on Form 8-K includes as an exhibit the slides from a presentation by management on the Company’s restructuring plan that is being posted on the Company’s website at http://ir.cit.com. The presentation will be available at the same web address until the expiration or termination of the Company’s previously announced offers to exchange certain outstanding debt securities. The slides from the presentation are attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation dated October 23, 2009 by management on the Company’s restructuring plan.

     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements reflect the current views of CIT and its management. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties, contingencies, and changes in circumstances, many of which are beyond CIT’s control, that may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that could affect actual results and performance include, but are not limited to, potential changes in interest rates, competitive factors and general economic conditions, changes in funding markets, industry cycles and trends, uncertainties associated with risk management, risks associated with residual value of leased equipment, regulatory factors, among others. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Glenn A. Votek

Glenn A. Votek Executive Vice President & Treasurer

Dated: October 23, 2009